UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2014
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	2/7/2160
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) TiVo Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (“2014 Annual Meeting”) on August 7, 2014. Each holder of the Company’s common stock was entitled to one vote per share held.
(b) Proposal 1: At the 2014 Annual Meeting, the Stockholders elected each of the following nominees as directors to serve on the Company’s Board of Directors until the 2017 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Votes			Total
	FOR	AGAINST	WITHHELD	Broker Non-Votes
Thomas S. Rogers	83,969,700	444,666	496,640	17,035,512
David Yoffie	84,017,842	276,717	616,447	17,035,512

Proposal 2: At the 2014 Annual Meeting, the Stockholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015 and cast their votes as follows:

Total Votes
FOR	100,704,185
AGAINST	1,143,399
ABSTAIN	98,934
Broker Non-Votes

Proposal 3: At the 2014 Annual Meeting, the Stockholders also voted to approve a two-year request to reserve an additional 7,500,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Plan and cast their votes as follows:

Total Votes
FOR	75,555,132
AGAINST	9,274,707
ABSTAIN	81,167
Broker Non-Votes	17,035,512

Proposal 4: At the 2014 Annual Meeting, the Stockholders also voted to approve on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders of TiVo Inc. pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay") and cast their votes as follows:

Total Votes
FOR	79,170,367
AGAINST	4,325,789
ABSTAIN	1,414,850
Broker Non-Votes	17,035,512

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

August 8, 2014	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)